UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

☒	Filed by the registrant

☐	Filed by a party other than the registrant

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

HELIOS AND MATHESON ANALYTICS INC.

(Name of Registrant as Specified In Charter)

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Helios and Matheson Analytics Inc.

350 5th Avenue, Suite 7520

New York, New York 10018

NOTICE OF ANNUAL MEETING

AND

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Helios and Matheson Analytics Inc. (“Helios and Matheson” or the “Company”) will be held at 10:00 a.m. (local time), on December 15, 2016 at the Company’s headquarters located at The Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118.

NOTICE IS ALSO GIVEN THAT by written consent in lieu of a meeting executed on November 11, 2016 (the “Written Consent”), the Company’s majority stockholders, constituting approximately 78.4% of the voting power of the Company, (i) elected five directors to serve until the Annual Meeting of Stockholders in 2017 and until their respective successors are duly elected and qualified; (ii) ratified the appointment of Rosenberg Rich Baker Berman & Company as the independent auditor of the Company for the year ending December 31, 2016; and (iii) approved, on an advisory basis, the compensation of our named executive officers. We sometimes refer to these collectively as the “Action Items”.

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the Action Items will not be effective until 20 days after the date that a copy of this Information Statement is mailed to each of our stockholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders who did not execute the Written Consent of the actions taken, in accordance with the requirements of the Securities and Exchange Commission’s rules and regulations and the Delaware General Corporation Law. This Information Statement is being mailed on or about November 18, 2016 to all of our stockholders of record on November 11, 2016.

By Order of the Board of Directors.

/s/ Gouri Sankar Tripathy

Name: Gouri Sankar Tripathy

Title: Secretary

TABLE OF CONTENTS

Page

GENERAL INFORMATION	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THIS INFORMATION STATEMENT	2

ELECTION OF DIRECTORS	2

INFORMATION ABOUT OUR CORPORATE GOVERNANCE	5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7

ADVISORY APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICER DURING 2015	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	10

EXECUTIVE OFFICERS	13

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	13

STOCKHOLDER PROPOSALS	14

MULTIPLE STOCKHOLDERS SHARING AN ADDRESS	14

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

November 15, 2016

Helios and Matheson Analytics Inc.

350 5th Avenue, Suite 7520

New York, New York 10018

This Information Statement is distributed to (i) invite our stockholders to attend the Annual Meeting of Stockholders that will be held at 10:00 a.m. (local time), on December 15, 2016 at the Company’s headquarters located at The Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118 and (ii) inform our stockholders of actions taken without a meeting by the Written Consent of Helios & Matheson Information Technology Ltd. together with its wholly-owned subsidiary, Helios & Matheson Inc., and Mr. Theodore Farnsworth, all of whom are collectively referred to in this Information Statement as the “Majority Stockholders”.

NONE OF THE ACTION ITEMS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTION ITEMS, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished by our Board of Directors (the “Board”) to the holders of record on November 11, 2016 (the “record date”) of our outstanding capital stock, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228(e) of the Delaware General Corporation Law, referred to in this Information Statement as the “DGCL”.

The cost of preparing, printing and mailing this Information Statement will be paid by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

This Information Statement informs stockholders that on November 11, 2016, the Majority Stockholders, (i) elected five directors to serve until the Annual Meeting of Stockholders in 2017 and until their respective successors are duly elected and qualified; (ii) ratified the appointment of Rosenberg Rich Baker Berman & Company as the independent auditor of the Company for the year ending December 31, 2016; and (iii) approved, on an advisory basis, the compensation of our named executive officers. Article II, Section 8 of our bylaws provides that directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Section 228(a) of the DGCL requires the remaining Action Items to be approved by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the actions at a meeting at which all shares entitled to vote thereon were present and voted. The Majority Stockholders held an aggregate 3,483,040 shares of our 4,442,402 issued and outstanding shares of common stock, equal to approximately 78.4% of the voting power of our outstanding common stock on the record date.

Accordingly, all necessary corporate approvals to effectuate the Action Items have been obtained. We are not seeking approval from our remaining stockholders. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required by the Exchange Act and the DGCL, of the approval of the Action Items. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Action Items will not be effective until 20 days after the date this Information Statement is mailed to each of our stockholders. The Action Items are expected to become effective on or after December 8, 2016 or such later date as all conditions and requirements to effectuate each of the Action Items are satisfied.

This Information Statement is first being mailed or furnished to our stockholders on or about November 18, 2016.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND THIS INFORMATION STATEMENT

Q. When and where will the Annual Meeting of Stockholders be held?

A.     The Company’s Annual Meeting of Stockholders will be held at 10:00 a.m. (local time) on December 15, 2016 at the Company’s headquarters located at The Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118. Stockholders of record on November 11, 2016 are invited to attend the Annual Meeting.

Q. Why did I receive this Information Statement?

A.     The Exchange Act and the DGCL require us to provide you with information regarding the Action Items, even though your vote is neither required nor requested to approve the Action Items.

Q. Why am I not being asked to vote on the Action Items?

A.     Section 228(a) of the DGCL provides that any action required to be taken or that may be taken at any annual or special meeting of stockholders of a corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Majority Stockholders approved the Action Items by signing the Written Consent. Such approval is sufficient under the DGCL, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A.     Nothing. This Information Statement is provided to you solely for your information and does not require or request you to do anything.

Following is a discussion of the Action Items approved by the Majority Stockholders by Written Consent.

ELECTION OF DIRECTORS

Pursuant to the Written Consent, the Majority Stockholders elected five directors. Each director will serve until the Annual Meeting of Stockholders in 2017 and until their respective successors are duly elected and qualified, unless he resigns or is removed before the term expires. Each of the individuals described below was a member of the Board of Directors on the date of the Written Consent and each of them has consented to continue to serve as a director. The following is biographical information about each of our directors.

Theodore Farnsworth, age 54

Theodore Farnsworth has served as a director and as the Chief Executive Officer of our wholly-owned subsidiary, Zone Technologies, Inc., since November 9, 2016. An expert in strategic development, marketing and consumer relations, Mr. Farnsworth has utilized these assets and skills building companies throughout his 30-year career. He has owned and operated numerous companies with proprietary products with recognized brand names that he actively helped to develop. Currently, he is Chairman and Founder of the Highlander Companies, Millennial Hotel Group and iCrowd Hotels.

Prior to the merger of Zone Acquisition, Inc. into Zone Technologies, Inc., which was completed on November 9, 2016, Mr. Farnsworth, as President of Zone Technologies, Inc., developed the idea for the RedZone Map application while on a visit to Israel.

Mr. Farnsworth is a private investor in numerous ventures and an equity partner in a company owning a portfolio of office buildings in markets across the U.S., the majority of which are leased to the Federal government’s Government Services Administration.

His entrepreneurial expertise has been sought for many speaking engagements and feature articles in numerous publications, including Forbes, Fortune, Investor’s Business Daily, The Wall Street Journal and The New York Times. Over thirteen years ago, Mr. Farnsworth founded the charitable Far West Haiti Mission, providing education, housing and work incentives, and additionally founded a school for the blind at the Mission.

Mr. Farnsworth’s extensive business experience and his extensive involvement with Zone Technologies, Inc. led us to conclude that he should serve as a director.

Carl J. Schramm, age 69

Carl J. Schramm has served as a director since November 9, 2016. Dr. Schramm is an American economist and entrepreneur, since the summer of 2012 University Professor in the School of Information Studies at Syracuse University, and from 2002 to 2011 the president of the Ewing Kauffman Foundation where, under his leadership, it became the world’s premier organization dedicated to encouraging entrepreneurship and understanding the role innovation and new firm formation play in economic growth. In 2012 he was a visiting scientist at MIT. In the spring semesters of 2013 and 2014 he was the inaugural Ciocca Family Visiting Professor in Innovation and Entrepreneurship at UC Davis. He is a director at the Berkeley Research Group and on the board of the Tusher Center for Intellectual Property at UC Berkeley. In 2003 he was a Batten Fellow at the University of Virginia with a focus on technology transfer and the role of the entrepreneur.

Dr. Schramm’s academic career began at Johns Hopkins where he created the nation’s first research center on healthcare costs. He has founded or cofounded five companies, including HCIA and Greenspring Advisors, a merchant bank. He has served in major corporate roles including EVP of Fortis (now Assurant) and was CEO of Fortis Healthcare. He has advised major corporations including Ford, Diebold, J&J, Apple and numerous insurance and reinsurance companies. He has served as a member of the Science Advisory Board of Mars, Inc., a trustee of the Milbank Memorial Fund, and is an advisor to the John Templeton Foundation and the Templeton World Charity Foundation. He has been a member of the Singapore Prime Minister’s Research, Innovation, and Enterprise Council. He chaired the U.S. Department of Commerce’s Measuring Innovation in the 21st Century Economic Advisory Panel. He has been a director of two public companies and several startups. He is a founding member of the Board of the International Intellectual Property Commercialization Council, a U.N. recognized NGO, headquartered in Hong Kong.

Professor Schramm’s research work is focused on entrepreneurship, innovation and economic growth. He has authored, coauthored, or edited several books including Better Capitalism; Good Capitalism/Bad Capitalism; Inside Real Innovation; The Entrepreneurial Imperative, and Controlling Healthcare Costs.

Professor Schramm holds a Ph.D. in economics from the University of Wisconsin where he was a Ford Foundation Fellow and a New York State Regents Graduate Fellow. He earned his J.D. at Georgetown. He was a Robert Wood Johnson Health Policy Fellow at the National Academies of Science. He holds five honorary degrees and the University of Rochester’s George Eastman Medal.

Dr. Schramm’s extensive education, academic career and research experience led us to believe that he should serve as a director.

Muralikrishna Gadiyaram, age 64

Muralikrishna Gadiyaram has been a director since November 9, 2016. Mr. Gadiyaram co-founded Helios and Matheson Information Technology Limited (“HMIT”) in 1991 and has been a member of its board of directors since that time and has been its Chief Executive Officer since March 1991. Prior to founding HMIT, he had 15 years of senior level work experience in marketing and commercial areas. Mr. Gadiyaram is primarily responsible for giving a customer oriented focus to the organization. His strengths include team building and forging lasting relationships with institutional clients. Mr. Gadiyaram is a gold-medalist graduate in science with post-graduate education in business management from the Indian Institute of Management in Ahmedabad, India. On January 21, 2016, HMIT became subject to a liquidation order by an Indian Court resulting from creditors’ claims against HMIT. On February 15, 2016, the High Court of Judicature at Madras (Civil Appellate Jurisdiction) issued an order of interim stay of the liquidation order, providing HMIT with an opportunity to work out the claims of its creditors.

Mr. Gadiyaram’s long experience with HMIT, the business of which is similar to ours but conducted outside of the United States, gives him an exceptional understanding of our business and led us to believe that he should serve as a director.

Prathap Singh, age 50

Prathap Singh has served as a director of the Company since April 1, 2016. Mr. Singh is a management consultant. During his 28 years of professional experience, he has consulted for a number of companies in diversified sectors including IT, real estate, fast moving consumer goods, and mergers and acquisitions. For the past several years, Mr. Singh has divided his time, spending 6 months in the U.S. and 6 months in India. In doing so, Mr. Singh has gained broad experience in public relations, liaising and lobbying with the United States and Indian governments, gaining a deep understanding of the respective political systems, and building extensive connections with both public and private agencies. Mr. Singh has led bilateral trade delegations in his capacity as the International Business & Economic Development Coordinator for United States city and county governments, and also as the Vice President for the Asian Indian Chamber of Commerce, USA. These delegations have served as a business and economic development catalyst between India and the United States.

Mr. Singh’s overall professional experience led us to believe that he should serve as a director.

Gavriel Ralbag, age 33

Gavriel Ralbag has been a director since November 9, 2016. Mr. Ralbag specializes in commercial real estate and finance brokerage. He currently works with Gold Edge Capital, where, since 2012 he has served as Managing Director. Mr. Ralbag has experience in a wide variety of commercial financing transactions throughout the United States, including transactions involving multi-family housing, shopping centers, ground-up development, rehab conversions and wholesale business loans. He served as Director for International Advisers, founding and heading the U.S. branch of this global debt recovery corporation headquartered in The Netherlands, from 2009 to 2012. He served as a broker/analyst with Palladium Capital Advisors LLC from 2007 to 2009 and began his career interning with Maxim Group LLC. Mr. Ralbag volunteers his time and assists with fundraising for Child Life Society, an organization helping children and the families of children with Cystic Fibrosis. Additionally, he has been instrumental in developing, opening and managing a community center in his home town of Brooklyn, New York.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the year ended December 31, 2015, the Board of Directors, as then constituted, met four times. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During 2015, the Audit Committee, as then constituted, held four meetings, the Nominating and Corporate Governance Committee, as then constituted, held one meeting and the Compensation Committee, as then constituted, held one meeting. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors. During 2015, each director then serving on the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which such directors served.

It is anticipated that each of the current members of the Board of Directors will attend the Company’s 2016 Annual Meeting of Stockholders. At the Company’s 2015 Annual Meeting of Stockholders, all four directors were in attendance. The Company does not have a formal policy with respect to directors’ attendance at the Annual Meeting of Stockholders.

Board Leadership Structure and Role in Risk Oversight

In accordance with the Company’s Bylaws, the Board of Directors elects the Company’s Chairperson and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by different people. The Board of Directors believes that the Company and its stockholders are best served by having a policy that provides the Board of Directors the ability to select the most qualified and appropriate individual to lead the Board as Chairperson. The Board of Directors also believes it is important to remain flexible when allocating responsibilities among these two offices in a way that best serves the needs of the Company. The Board of Directors believes it is appropriate at this time to maintain separate offices of Chairperson and Chief Executive Officer as it allows the Company’s Chief Executive Officer to focus primarily on his management responsibilities. On November 9, 2016, the Board of Directors appointed Theodore Farnsworth as the Chairperson of the Board.

The Company is exposed to a number of risks that are inherent with every business. Such risks include, but are not limited to, financial and economic risks and legal and regulatory risks. While management is responsible for the day-to-day management of these risks, the Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board of Directors is responsible for evaluating the adequacy of risk management processes and determining whether such processes are being implemented by management. The Board of Directors has delegated to the Audit Committee the primary role in carrying out risk oversight responsibilities. The Audit Committee Charter provides that the Audit Committee will discuss significant risks or exposures and assess the steps management has taken to minimize such risks to the Company. The Board of Directors has also delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees risks associated with the Company’s policies and practices relating to compensation.

Independent Directors

Upon consideration of the criteria and requirements regarding director independence set forth in NASDAQ Rule 5605, the Board of Directors has determined that the following three directors, Messrs. Schramm, Ralbag and Singh, meet NASDAQ’s independence standards, including the criteria for independence set forth in Rule 10A-3(b)(1) of the Exchange Act.

Audit Committee

Audit Committee. The Audit Committee is authorized to engage the Company’s independent auditors and review with such auditors (i) the scope and timing of their audit services and any other services they are asked to perform, (ii) their report on the Company’s financial statements following completion of their audit and (iii) the Company’s policies and procedures with respect to internal accounting and financial controls. In addition, pursuant to NASDAQ Rules, the Company must have an Audit Committee composed of at least three members, each of whom must satisfy specified independence and qualification criteria. Currently, the Audit Committee is comprised of Messrs. Schramm, Singh (Chairperson) and Ralbag. The Board of Directors has determined that Mr. Schramm qualifies as an audit committee financial expert. The Audit Committee Charter is posted at the Company’s website, www.hmny.com, under “who we are”.

Compensation Committee

Compensation Committee. All actions of the Compensation Committee must be ratified by the full Board of Directors within three months of the subject action. The Compensation Committee is authorized and empowered to review and approve the Company’s compensation and benefits policies generally (subject, if applicable, to stockholder ratification), including reviewing and approving any incentive-compensation and equity-based plans of the Company that are subject to Board approval. The Compensation Committee is also authorized to annually approve for each of the Company’s executive officers his or her (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit items. Currently, the Compensation Committee is comprised of Messrs. Schramm (Chairperson), Singh and Ralbag. The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee Charter is posted at the Company’s website, www.hmny.com, under “who we are”.

Nominating and Corporate Governance Committee

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is authorized to nominate candidates to the Board of Directors. Currently the Nominating and Corporate Governance Committee is comprised of Messrs. Schramm, Singh (Chairperson) and Ralbag. The Nominating and Corporate Governance Committee Charter is posted at the Company’s website, www.hmny.com, under “who we are”.

The Nominating and Corporate Governance Committee recommends nominees for election to the Board of Directors and is responsible for monitoring and safeguarding the independence of the Board. The Nominating and Corporate Governance Committee also recommends directors for appointment to committees of the Board. Stockholders may recommend any person to be a director of the Company by writing to the Company’s Secretary. Each submission must include (i) a brief description of the candidate, (ii) the candidate’s name, age, business address and residence address, (iii) the candidate’s principal occupation and the number of shares of the Company’s capital stock beneficially owned by the candidate and (iv) any other information that would be required under the Commission’s rules in a proxy statement listing the candidate as a nominee for director. There has been no material change to these procedures.

In conducting a search for director candidates, the Nominating and Corporate Governance Committee may use its network of contacts to compile a list of potential candidates, but it may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee generally reviews all recommended candidates at the same time and subjects all candidates to appropriate review criteria. Members of the Board of Directors should be qualified, dedicated, ethical and have experience relevant to the Company’s operations and understand the complexities of the Company’s business environment. The Nominating and Corporate Governance Committee evaluates candidates in the context of the current composition of the Board of Directors, and these recommendations are submitted to the Board of Directors for review and approval. As part of this assessment, the Nominating and Corporate Governance Committee considers diversity of age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and its committees. The Nominating and Corporate Governance Committee is also responsible for providing a leadership role in shaping and monitoring the corporate governance practices of the Company.

Other Committees

The Board of Directors may establish additional standing or ad hoc committees from time to time.

Stockholder Communications with the Board

Stockholders may communicate with the Board of Directors by written correspondence. Correspondence from the Company’s stockholders to the Board of Directors or any individual directors or officers should be sent to the Company’s Secretary. The Secretary will screen all communications for product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding the correspondence to the Board. Correspondence addressed to either the Board of Directors as a body, or to any director individually, will be forwarded by the Company’s Secretary to the Chairman of the Board or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board of Directors a summary of all stockholder correspondence that the Secretary receives. This process has been approved by the Company’s Board of Directors.

All correspondence should be sent to Helios and Matheson Analytics Inc., The Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Secretary.

Code of Business Conduct and Ethics

The Board of Directors has adopted a code of ethics designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the Commission and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code, and accountability for adherence to the code. The code of ethics applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the code to any person without charge, upon request to Ms. Jeannie Lasek, Human Resources Generalist by calling (212) 979-8228 or by writing to Helios and Matheson Analytics Inc., The Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, Attention: Ms. Jeannie Lasek.

The Company intends to disclose any amendments to or waivers of its code of ethics as it applies to directors or executive officers by filing them on Form 8-K.

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 6, 2015, Mercadien, P.C., Certified Public Accountants (“Mercadien”) notified the Company of its intention to not stand for reelection as the Company’s independent registered public accounting firm following the completion of the audit of the Company’s financial statements for the year ended December 31, 2014. Mercadien was unable to continue as the Company’s auditor for the 2015 fiscal year because it could not meet the requirement of Section 10A of the Securities Exchange Act of 1934, as amended (“Section 10A”). If the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit has performed audit services for an issuer in each of the 5 previous fiscal years, Section 10A prohibits the registered public accounting firm from continuing to provide audit services to that issuer. The audit of the Company as of and for the year ended December 31, 2014 marked completion of the fifth consecutive audit for both the lead and concurring review partner, and Mercadien is unable to rotate a suitable lead and concurring review partner for the 2015 periods.

The reports of Mercadien on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2014 and December 31, 2013 and through the date of Mercadien’s resignation, there were no disagreements with Mercadien on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mercadien, would have caused it to make reference thereto in its reports on the Company’s financial statements for such periods.

During the Company’s fiscal years ended December 2014 and 2013 and through the date of Mercadien’s resignation, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On March 27, 2015, upon approval of the Audit Committee, the Company engaged Rosenberg Rich Baker Berman & Company, Certified Public Accountants, to audit the Company’s financial statements and to perform reviews of interim financial statements. During the Company’s fiscal years ended December 31, 2014 and December 31, 2013, and through the date that Rosenberg Rich Baker Berman & Company was retained by the Company, neither the Company nor anyone acting on its behalf consulted with Rosenberg Rich Baker Berman & Company regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered regarding the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue or (ii) any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Audit Fees

For the years ended December 31, 2015 and 2014, the aggregate fees paid to the Company’s principal accountant (the “Principal Accountant”) during each such year for the audit of the Company’s financial statements and the review of the Company’s interim financial statements were $70,000 and $90,000, respectively.

Audit-Related Fees

For the years ended December 31, 2015 and 2014, there were no fees paid to the Principal Accountant for audit-related services.

Tax Fees

During the years ended December 31, 2015 and 2014, there were no fees paid to the Principal Accountant for tax advice and tax planning services.

All Other Fees

During the years ended December 31, 2015 and 2014, there were no fees paid to the Principal Accountant for professional services other than audit services.

Audit Committee Policies and Procedures

The Audit Committee reviews the independence of the Company’s auditors on an annual basis and has determined that Rosenberg Rich Baker Berman & Company is independent. In addition, the Audit Committee pre-approves all fees and work which is performed by the Company’s independent auditor.

Report of the Audit Committee of the Board of Directors

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2015. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT. The undersigned have confirmed that the Audit Committee, as constituted on April 29, 2016, reviewed and discussed the Company’s audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The undersigned have confirmed that the Audit Committee, as constituted on April 29, 2016, discussed with Rosenberg Rich Baker Berman & Company the Company’s independent accountants for the fiscal year ended December 31, 2015, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, that includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The undersigned have confirmed that the Audit Committee received from Rosenberg Rich Baker Berman & Company the required written disclosures and letter, as required by the Public Company Accounting Oversight Board regarding Rosenberg Rich Baker Berman & Company’s communication with the Audit Committee concerning independence and discussed with Rosenberg Rich Baker Berman & Company that firm’s independence.

CONCLUSION. The undersigned have confirmed that, based on the review and discussions with management and Rosenberg Rich Baker Berman & Company referred to above, the Audit Committee, as constituted on April 29, 2016, recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

AUDIT COMMITTEE MEMBERS Carl J. Schramm Prathap Singh Gavriel Ralbag

Auditors’ Attendance at the Annual Meeting

A representative of Rosenberg Rich Baker Berman & Company, the independent auditor of the Company for the year ending December 31, 2015, is expected to be present at the Annual Meeting by telephone. The representative will be given the opportunity to make a statement at the Annual Meeting and is expected to be available to respond to appropriate questions.

ADVISORY APPROVAL OF THE COMPENSATION PAID TO

OUR NAMED EXECUTIVE OFFICER DURING 2015

In recent years, good corporate governance commentators and advisors have advocated and, increasingly, governmental regulatory authorities, including the Commission, are mandating that public companies initiate procedures to ensure that our stockholders have input on our compensation programs for our named executive officers. This is commonly known as “Say-on-Pay”. Pursuant to the Written Consent, the Majority Stockholders approved, on an advisory basis, the compensation of our named executive officers.

Our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our stockholders, to whom it is ultimately accountable. We urge you to read this Information Statement for additional details on the Company’s executive compensation.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of November 11, 2016 by our officers and directors and by each person known by the Company to own beneficially more than 5% of the common stock. As of November 11, 2016, 4,442,402 shares of the Company’s common stock were outstanding. Unless otherwise indicated in the table below, the address of each stockholder is c/o Helios and Matheson Analytics Inc., The Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118.

	Common stock beneficially owned (1)
Name	Number of Shares		Percentage of Ownership
Theodore Farnsworth, Director	1,740,000		39.2%
Parthasarathy Krishnan, Chief Executive Officer	38,312		*
Helios and Matheson Information Technology Ltd	1,743,040	(2)	39.2%
Navneet Chugh S.	230,000	(3)	5.2%

*Less than 1%.

(1)

As used in the tables above, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have “beneficial ownership” of any security that such person has a right to acquire within 60 days of November 11, 2016. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, the Company believes each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares. The table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2)	Helios and Matheson Information Technology Ltd.’s principal executive offices are located at Crest No 04-01, Ascendas International Tech Park, Taramani, Chennai 600 113 India.
(3)	Navneet Chugh’s address is 15925 Carmenita Road, Cerritos California.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and certain beneficial owners of the Company’s equity securities (the “Section 16 Reporting Persons”) to file with the Commission reports regarding their ownership and changes in ownership of the Company’s equity securities. The Company believes that, during fiscal year 2015, its Section 16 Reporting Persons complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

The following describes all transactions since January 1, 2014 and all proposed transactions in which the Company is, or it will be, a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Employment of Parthasarathy (Pat) Krishnan and Theodore Farnsworth

On April 1, 2016, Mr. Krishnan was appointed as the Company’s Chief Executive Officer and the interim Chief Financial Officer. Mr. Krishnan was paid an annual base salary of $175,000 for his services in these capacities.

On November 9, 2016, following the merger with Zone Technologies, Inc., Mr. Krishnan’s annual base salary was increased to $250,000 annually and the Company retained the services of Theodore Farnsworth as the Chief Executive Officer of Zone Technologies, Inc. at an annual base salary of $250,000.

Loans to Zone Technologies, Inc.

Prior to the completion of the merger with Zone Acquisitions, Inc., Mr. Farnsworth was the controlling stockholder of Zone. On September 7, 2016 and October 25, 2016, Zone executed promissory notes in the amounts of $750,000 and $383,305, respectively, in favor of the Company’s wholly owned subsidiary, HMNY Zone Loan LLC.

Services rendered by IonIdea, Inc.

Effective August 1, 2013, the Company renewed a Statement of Work dated August 1, 2012 with IonIdea, Inc. to provide certain professional services, workstation facilities and communication equipment to the Company and its wholly-owned subsidiary, Helios and Matheson Global Services Private Limited. The Statement of Work commenced on August 1, 2008, and continued through July 31, 2014 and was thereafter renewed automatically for one year unless terminated by either party in accordance with the provisions of the original agreement. The Statement of Work was terminated on September 30, 2015. Kishan Grama Ananthram, a former member of the Company’s Board of Directors, is the Chief Executive Officer of IonIdea and Mr. Ananthram owns all of the outstanding capital stock of IonIdea. The amounts paid to IonIdea by the Company for services provided during the twelve months ended December 31, 2015 and 2014 were approximately $41,000 and $44,000 respectively.

Transactions with Helios & Matheson Information Technology Ltd.

In September 2010 the Company entered into an amendment of a Memorandum of Understanding (the “MOU”) with Helios & Matheson Information Technology Ltd. (“HMIT”), which was subsequently amended on August 2013. Pursuant to the MOU, HMIT agreed to make available to the Company facilities of dedicated Off-shore Development Centers (“ODCs”) and also render services by way of support in technology, client engagement, management and operating the ODCs for the Company. The Company furnished HMIT a security deposit of $2 million, classified as a non-current asset on the balance sheet, to cover any expenses, claims or damages that HMIT may incur while discharging its obligations under the MOU and also to cover the Company’s payable to HMIT. The amount payable to HMIT for services rendered under the MOU was $0 and $8,736 for the twelve months ended December 31, 2015 and 2014, respectively. All payments to HMIT under the MOU were made after collections were received from clients. No amount was paid to HMIT for services rendered under the MOU for the twelve months ended December 31, 2015 and 2014, respectively. As of December 31, 2015, the Company had a receivable from HMIT in the amount of $182,626 which represents amounts paid on behalf of HMIT, for which the Company fully reserved.

In August 2014, the Company entered into a Professional Service Agreement with HMIT (the “PSA”), which documented ongoing services provided by HMIT from February 24, 2014. Pursuant to the PSA HMIT hires employees in India and provides infrastructure services for those employees to facilitate the operations of those of the Company’s clients who need offshore support for their businesses. For the services the Company pays the costs incurred by HMIT for the employees it hires to provide the services and a fixed fee for infrastructure support. Beginning October 2014, all employees were transferred to the payroll of the Company’s subsidiary, Helios and Matheson Global Services Pvt. Ltd. (HMGS), and HMIT was paid only for the infrastructure support it provided until August 2015. Beginning September 2015, HMGS leased an office and took over infrastructure support from HMIT. For the twelve months ended December 31, 2015 and 2014 the Company’s revenue from services provided with offshore support of HMIT was about $2.3 million and $0.9 million, respectively. The amount paid to HMIT for services rendered, including prepayment of certain expenses, under the PSA for the twelve months ended December 31, 2015 and 2014 was approximately $224,000 and $321,000, respectively.

The Company determined to provide for a reserve in its September 30, 2015 financial statements and which is retained in the December 31, 2015 financial statements in the amount of $2.344 million (the “Reserve Amount”) due to an uncertainty relating to the ability of HMIT to (i) return the security deposit, in the amount of $2 million, held by HMIT in connection with the MOU and (ii) pay approximately $344,000 in reimbursable expenses and advances relating to the Company’s operations in India and the PSA.

HMIT ceased providing services under the MOU and PSA during the third quarter of 2015. The Company ensured continued uninterrupted services to its clients by taking on infrastructure costs relating to the lease and employees.

On January 21, 2016, HMIT became subject to a liquidation order by an Indian Court resulting from creditors’ claims against HMIT. On February 15, 2016, the High Court of Judicature at Madras (Civil Appellate Jurisdiction) issued an order of interim stay of the liquidation order, providing HMIT with an opportunity to work out the claims of its creditors. If HMIT becomes subject to liquidation, the Company would likely not be able to collect the full Reserve Amount.

Jayamaruthi Software Systems Pvt. Ltd. (Subsidiary of HMIT)

The Company obtained certain services from the HMIT subsidiary, Jayamaruthi Software Systems Pvt. Ltd., under the PSA. The amount payable for the services rendered during the 2015 year was approximately $20,000. The amount paid during the 2015 year was approximately $16,000. The amount payable at the end of the 2015 year was approximately $4,000.

Maruthi Consulting Inc. (Subsidiary of HMIT)

The Company provided consulting services to Maruthi Consulting Inc., a subsidiary of HMIT. The amount billed for the services rendered during the twelve months ended December 31, 2015 and 2014 was approximately $223,000 and $323,000, respectively. The amounts received during those periods was approximately $180,000 and $306,000, respectively. The amounts receivable at the end of the years 2015 and 2014 were approximately $61,000 and $17,000, respectively.

The Company also procured services from Maruthi Consulting Inc. during 2015. The amount payable for the services procured during 2015 was $23,000. The amount paid during 2015 was $21,000. The amount payable at the end of 2015 was $2,000.

Approval of Related Party Transactions

Our Board of Directors has not adopted specific policies or guidelines relating to the approval of related party transactions. In approving transactions with directors and officers, our Board of Directors follows Section 144 of the Delaware General Corporation Law. Section 144 requires the following:

(1)     the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)     the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)     the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

In approving the transactions with related parties, as disclosed above, the disinterested members of the Board determined that the consideration to be paid for the services and equipment provided by the various entities was comparable to the consideration that would have been paid to an independent party for similar services and equipment and was, therefore, fair to the Company.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and offices of the Company’s current executive officers.

Name	Age	Title
Parthasarathy Krishnan	53	Chief Executive Officer and Interim Chief Financial Officer
Theodore Farnsworth	54	Chief Executive Officer, Zone Technologies, Inc.

Theodore Farnsworth. Please see the biographical information included in the discussion of Election of Directors.

Parthasarathy (Pat) Krishnan. Mr. Krishnan served as a director of the Company and Chairman of our Board from April 1, 2016 to November 9, 2016. Mr. Krishnan also serves as President, Chief Executive Officer and Interim Chief Financial Officer (Principal Financial Officer) of the Company since April 1, 2016. Mr. Krishnan is a technology entrepreneur with a proven track record of creating value through start-up ideas and the ability to convert business problems into feasible technology road maps. Mr. Krishnan has developed solutions for clients that have contributed to the increase in revenue, while helping them reduce operational costs. Mr. Krishnan’s expertise includes cybersecurity, continuous authentication, image processing using cellular automata and symbolic computing, big data analytics (Hadoop), low latency computing, cloud computing, product architecture and development, market analysis, solution delivery, team building and mentoring.

From May 2013 to March 2016, Mr. Krishnan was the Chief Technology Officer and Co-Founder of Ciberoc Corporation. Ciberoc Corporation addresses cyber physical security needs using biometric authentication coupled with multifactor authentication for cloud infrastructure enterprises and financial vertical. Mr. Krishnan created solutions, mentored teams and interfaced with customers during his tenure. Mr. Krishnan has co-authored and presented papers in IEEE conferences on voice biometrics and speaker recognition. Mr. Krishnan also has six patents to his credit in data security.

From February 2006 to April 2013, Mr. Krishnan was the Chief Technology Officer of HMIT, spearheading the establishment of the managed services practice for financial clients and providing strategic direction and positioning the analytics practice.

There are no family relationships between any director or executive officer.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table for 2015 and 2014

The following table sets forth certain information regarding all compensation awarded to, earned by or paid to our former principal executive officer (the “named executive officer”) for services rendered in all capacities during the years ended December 31, 2015 and 2014. During the last two fiscal years, no one other than the named executive officer received compensation in an amount in excess of $100,000.

EXECUTIVE OFFICER SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary($)	Bonus($)	Equity Awards($)	All Other Compensation($)(2)	Total($)

Divya Ramachandran(1)	2015	250,000	--	--	84,400	334,400
Divya Ramachandran	2014	250,000	--	--	75,600	325,600

(1) Ms. Ramachandran resigned her positions on March 31, 2016.

(2) All Other Compensation is comprised of monthly rent reimbursed to Ms. Ramachandran during the period.

Option Exercises for 2015

No options were exercised by the named executive officer during 2015.

Outstanding Equity Awards at 2015 Fiscal Year End

The named executive officer did not hold equity compensation awards as of December 31, 2015.

Employment Agreements

There are currently no employment agreements with the Company’s executive officers.

Director Compensation

The following table sets forth certain information regarding compensation for services rendered by the Company’s non-employee directors during the fiscal year ended December 31, 2015. During the fiscal year ended December 31, 2015, there were no equity awards granted to directors.

DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees earned or paid in cash($)	Total($)

Srinivasaiyer Jambunathan	30,000	30,000
Kishan Grama Ananthram	30,000	30,000
Viraj Patel	30,000	30,000

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us no later than the close of business on July 31, 2017 in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our Secretary at our corporate headquarters and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals. Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Board for next year’s Annual Meeting.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one Information Statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. Requests for additional copies of the Information Statement, and requests that in the future separate information or proxy statements be sent to stockholders who share an address, should be directed to Helios and Matheson Analytics Inc., Attn: Secretary`, Empire State Building, 350 Fifth Avenue, Suite 7520, New York, New York 10118, (212) 979-8228. In addition, stockholders who share a single address but receive multiple copies of the Information Statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

A copy of the COMPANY’S ANNUAL REPORT ON FORM 10-K, AS AMENDED, accompanies this INFORMATION Statement. COPIES OF THE EXHIBITS TO THE FORM 10-K CONTAINING INFORMATION ON OPERATIONS AND THE COMPANY’S FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE UPON WRITTEN REQUEST AND the payment of a fee (which WILL BE NO MORE THAN the COMPANY’S reasonable expenses in furnishing such exhibit) FOR REQUESTORS WHO INCLUDE IN THEIR WRITTEN REQUEST A GOOD FAITH REPRESENTATION THAT, AS OF NOVEMBER 11, 2016, SUCH REQUESTOR WAS A BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK. COPIES OF EXHIBITS MAY BE OBTAINED BY WRITING TO:

HELIOS AND MATHESON ANALYTICS INC.

THE EMPIRE STATE BUILDING

350 FIFTH AVENUE

SUITE 7520

NEW YORK, NEW YORK 10118

ATTENTION: SECRETARY

Copies OF EXHIBITS may also be obtained without charge through the COMMISSION’s World Wide Web site at http://www.sec.gov